UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Jack H. Stark as President and Chief Operating Officer

On September 15, 2014, the Board of Directors (the “Board”) of Continental Resources, Inc. (the “Company”) appointed Jack H. Stark, 59, as President and Chief Operating Officer, effective September 17, 2014.

Prior to his appointment as President and Chief Operating Officer, Mr. Stark has served as our Senior Vice President, Exploration since May 1998. He joined the Company in June 1992 as Vice President of Exploration and served on the Board from May 1998 until his term expired in May 2008. Prior to joining the Company, Mr. Stark was Exploration Manager for the Western Mid-Continent Region for Pacific Enterprises from 1988 to 1992 and he held various staff and middle management positions with Cities Service Company, Texas Oil and Gas and Western Nuclear from 1978 to 1988. Mr. Stark holds a Master of Science in Geology from Colorado State University.

In connection with his appointment as President and Chief Operating Officer, on September 17, 2014, Mr. Stark’s annual base salary was increased to $600,000, his bonus target under the Company’s annual cash bonus plan was adjusted to 100% of Mr. Stark’s base earnings and he was also granted 13,850 shares of restricted stock under the Company’s 2013 Long-Term Incentive Plan, 2,850 of which will vest on February 15, 2016 and 11,000 of which will vest on February 15, 2017. Except as described above, Mr. Stark’s other compensation arrangements remain unchanged. Other than as disclosed herein, the Company does not have any agreement with Mr. Stark, either written or oral, that guarantees his salary, salary increases, bonus or benefits.

There are no arrangements or understandings between Mr. Stark and any other person pursuant to which Mr. Stark was appointed President and Chief Operating Officer, nor is there a family relationship between any Board member or executive officer of the Company and Mr. Stark. Mr. Stark has not entered into any related party transactions with the Company pursuant to 404(a) of Regulation S-K.

A copy of the press release issued by the Company in connection with Mr. Stark’s appointment is attached as an exhibit to this report.

(e) Compensation Changes in Connection with Mr. Stark’s Appointment as President and Chief Operating Officer

The disclosure regarding the adjustments to Mr. Stark’s compensation in connection with his appointment as President and Chief Operating Officer appearing under (c) above is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated September 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)
Dated: September 17, 2014
	By:	/s/ John D. Hart

John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated September 17, 2014.